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                                                                    EXHIBIT 23.6

                    Consent of Shearer, Taylor & Co., P.A.

      We consent to the inclusion in the Registration Statement of SpectraSite Holdings, Inc. on Form S-4 (File No. 333-67043) of our report dated March 5, 1998 on our audit of the financial statements of Summit Communications, LLC as of December 31, 1997 and the period from May 24, 1997 (inception) to December 31, 1997 and to the reference to our firm in the prospectus under the caption "Experts."

/s/ Shearer, Taylor & Co., P.A.
July 1, 1999